SCHEDULE 2.1(a)(ii)

                ADDITIONAL REAL PROPERTY MATTERS

1.   Licenses/Leases

  Licensee/Lessee                   Date              Description

Donald Partyka              September 11, 1998     Campsite License
Walter P. Partyka
Lisa M. Partyka
Wendy A. Partyka

Dorothy Sypek               July 25, 1997          Campsite License
Daniel J. Sypek
Lori A. Sypek

Warren R. Tanguay, Jr.      September 29, 1998     Campsite License

Ferdinand Gajda             September 29, 1998     Campsite License

Raymond Bartosz             September 29, 1998     Campsite License
Patricia Bartosz
Kerry Bartosz
Cindy Doray
Raymond Bartosz

Stanley Slapski             September 30, 1998     Campsite License
Freda Slapski
Stanley Slapski, Jr.
William Slapski

Eugene Francis            September 12, 1998       Campsite License
Barbara E. Francis
Bonnie J. Boisselle
David A. Francis
Gene Francis

Joseph G. Langlois        October 6, 1999          Campsite License
Marie E. Langlois
Thomas G. Langlois
Matthew R. Langlois

Joseph G. Langlois        October 6, 1998          Campsite License
Marie E. Langlois
Thomas G. Langlois
Matthew R. Langlois

Arthur Chartier, Jr.      September 30, 1998       Campsite License
Robert E. Chartier
Jean L. Lacoste
Norman L. Lacoste

Twenty-Fivers, Inc.       September 12, 1998         Campsite License
d/b/a Western Mass.
Yacht Club

William Manning           September 29, 1998         Campsite License
Lucille A. Manning

Paul W. Garvulenski       September 15, 1998         Campsite License
Sherry L. Garvulenski
Kristen L. Garvulenski
Matthew S. Garvulenski

Gene W. Nyzio              October 8, 1998           Campsite License
Carol A. Nyzio

Raymond Dupre              October 8, 1998           Campsite License
Barbara Dupre
Dorchester Industries      August 1, 1996            Specific Use License for
                                                     5 Appleton Street,
                                                     Holyoke, MA

Nueva Esperanza            January 28, 1998          Specific Use License for
                                                     Water Street Riverside
                                                     Station

Griffin Express, Inc.      December 20, 2000         Specific Use License for
                                                     Area 21 at 5
                                                     Appleton Street

University                 December 28, 1998         Specific Use License for
Products, Inc.                                       property at Race and
                                                     Sargeant Street

Pioneer Valley             December 27, 1993         Lease of property for
Railroad Co., Inc.                                   railroad

Springfield/Lamar          Not Known                 Lease of property for
Advertising                                          billboard (See Schedule
                                                     2.1(f)

2.   Millpowers

Book and page references are to the Holyoke, Massachusetts Land
Records.

   Other Party to             Book                  Page
      Contract

Wm. E. Aubin               275                   330
(Cookson Graphics)         175                   266

Holyoke Gas &              659                   408
Electric
Dept.
#1 Elect. Sta.

#2 Dickinson          387                   216
                      603                   55
#3 Holyoke            188                   535
                      241                   6
                      275                   500
                      360                   252
#4 Crocker            661                   270
McElwain              681                   457
#5 Valley Paper       244                   154
Company               271                   305

Linweave              354                   140
Albion                422                   24
                      385                   531
Crocker               236                   67
                      254                   335
                      354                   156
                      375                   201
                      533                   293
Gill "A"              375                   364
                      2027                  373
                      447                   357
Gill "D"              447                   369
Mt. Tom               385                   142
Nonotuck              379                   255
Xidex - Spartan       392                   305
Reality
Parson Paper DIV-NFV  447                   78
Sonoco Products       300                   403
                      312                   5
                      336                   529
                      381                   256
                      385                   507
Holyoke Gas &         659                   428
Electric
(Gas Works)
University Products   230                   101
(Texon)               228                   573
(Highland Mfg.) and   426                   442
(Holyoke Machine)     426                   494
Parsons Paper         2053                  194
Company
Hallmark Van Lines    241                   361
(Franklin Paper Co.)
Commonwealth of       222                   578
Mass.
(Sheldon Co.)
Holyoke Gas &         217                   531
Electric              275                   523
(Graham)              354                   79
(Hadley Mill)

3.   Other:

     (a) Conservation Restrictions to be granted by Seller and HP&E. See Schedule 2.1.2 and Exhibit A-2.

     (b) The property on Meadow Street in Holyoke shown on Assessor's Map 82, Block 1, Lot 109 is subject to a Purchase and Sale Agreement between Seller and Alice King, which may be, or already has been, terminated by the Seller and/or Alice King. See Schedule 2.1(a)(i).

     (c) The division into two parts of the parcel of land in Holyoke shown on Assessor's Map 64, Block 0, Lot 1 is subject to receipt of approval from the Holyoke Planning Commission.

     (d) License from Pioneer Valley Railroad Co., Inc., to HWP, dated July 13, 2000, for lease of property for storm water pipeline.

     (e) License from Pioneer Valley Railroad Co., Inc., to HWP, dated July 13, 2000, for lease of property for private road crossing.

     (f) License from Pioneer Valley Railroad Co., Inc., to HWP, dated July 13, 2000, for lease of property for steam pipeline.

     (g) The Seller may not have title to Parcel 4D-27 in South Hadley. This parcel will be excluded from the quitclaim covenants in the Deed unless the Title Commitment (and a similar one issued to the Seller) is received during the Interim Period to insure Seller as the owner of the fee interest to said parcel. In any event, Seller's interest in Parcel 4D-27 shall be conveyed by release deed to the Town of South Hadley prior to the Closing.